EXHIBIT 10.2

                 AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

      THIS AMENDMENT NO. 1 (this "Amendment") to the Stock Purchase Agreement dated as of May 3, 2006 (the "Purchase Agreement"), by and between Rapid Link, Incorporated, a Delaware corporation (the "Buyer"), and Apex Acquisitions, Inc., a Delaware corporation (the "Stockholder") in its capacity as the sole stockholder of Telenational Communications Inc., a Delaware corporation (the "Company"), is made and entered into as of May 5, 2006 by and among the Buyer and the Stockholder. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings ascribed to them in the Purchase Agreement.


                                   RECITALS

      A. Section 2.2(i) of the Purchase Agreement provides that the Initial Cash Payment shall be paid by wire transfer of immediately available funds.

      B. Buyer and the Stockholder have agreed to amend the Purchase Agreement to provide for the payment of the Initial Cash Payment by a promissory note in the aggregate principal amount of $1,000,000.

      C. In consideration for this amendment, Buyer and Stockholder have agreed to amend the Purchase Agreement to provide for the determination and payment of the Contingent Stock Payment following the First Performance Period.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:


                                  AGREEMENT

 1.   Amendment.

      1.1 Section 1.1 of the Purchase Agreement is hereby amended to delete, in its entirety, the definition of "Second Performance Period."

      1.2 Section 2.2(i) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

           "(i) a promissory note in the aggregate principal amount of $1,000,000 (the "Note"), the form of which is attached hereto as Exhibit 2.2(i), which shall be issued in accordance with the provisions set forth in Section 2.4(a) below (the "Initial Note Payment");"

      1.3 Section 2.3(c) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

      "(c) Contingent Stock Payment Adjustment. Within 45 days after the expiration of the First Performance Period, Buyer's independent accountant shall determine the Company's aggregate Monthly Gross Profit for the First Performance Period (the "First Aggregate Monthly Gross Profit"). In the event that the Company's First Aggregate Monthly Gross Profit is less than $900,000 (the "Target Aggregate Monthly Gross Profit"), then the Contingent Stock Payment shall be reduced by a number of shares to be determined as follows:

           (i) the product obtained by multiplying $750,000 by a fraction whose numerator is the Target Aggregate Monthly Gross Profit less the First Aggregate Monthly Gross Profit and whose denominator is the Target Aggregate Monthly Gross Profit;

           (ii) divided by the volume weighted average closing price per share of Buyer Common Stock as reported on the Over-the-Counter Bulletin Board (or any other securities exchange or inter-dealer quotation system on which the Buyer Common Stock is then listed) for the 15 consecutive trading days ending on the day prior to the first anniversary of the Closing Date (the "Per Share Price"); provided, however, that such Per Share Price shall be not less than $0.13 per share and not greater than $0.25 per share."

      1.4 Section 2.4(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

      "(a) Initial Note Payment. On the Closing Date, upon surrender to Buyer of certificates representing all and not less than all of the Company Shares, Buyer shall issue to the Stockholder the Note. The Note shall be secured by all of the Company Shares as provided in that certain Stock Pledge Agreement by and between Buyer and the Stockholder, the form of which is attached hereto as Exhibit 2.4(a) (the "Pledge Agreement")."

      1.5 Section 2.4(d) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

      "(a) Contingent Stock Payment. In respect of the First Performance Period, within five Business Days after the delivery of the Final Computation of the First Aggregate Monthly Gross Profit, Buyer shall deliver to the Stockholder certificates representing the Contingent Stock Payment, as adjusted pursuant to Section 2.3(c) above."

      1.6 Section 6.11 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

      "Section 6.11 Employment and Non-Compete Agreements. Within 30 days of the Closing Date, Buyer shall enter into an employment and non-compete agreement with each of Christopher Canfield and Michael Prachar (the "Telenational Executives"), in form and substance reasonably acceptable to the Telenational Executives, and which agreements shall have substantially the same material terms and conditions (exclusive of terms relating to levels of compensation, including the amount of base salary, potential bonuses, benefits and other perquisites, which may vary from one executive to another) as Buyer's employment agreements with its key executive officers."

      1.7 Section 8.2(e) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

           "(e) reserved"

      1.8 Section 8.4 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

      "Section 8.4   Deliveries by Buyer at Closing.  Concurrently
 herewith, Buyer has delivered or shall cause to be delivered the following:

           (a)  The Note;

           (b)  The Pledge Agreement; and

           (c) Such documents and instruments as may be necessary or appropriate to carry out the transactions contemplated by this Agreement."

 2.   Miscellaneous.

      2.1 Enforceability of Purchase Agreement. Except as specifically amended hereby, all of the terms of the Purchase Agreement shall remain and continue in full force and effect and are hereby confirmed in all respects.

      2.2 Authority; Severability. Each party hereto warrants that the person signing below is authorized to sign this Amendment on its behalf and to bind it to the terms of this Amendment. Should any provision of this Amendment be held by a court of competent jurisdiction to be invalid or illegal, such invalidity or illegality shall not invalidate the whole of this Amendment, but rather this Amendment shall be construed as if it did not contain the invalid or illegal part, and the rights and obligations of the parties shall be construed and enforced accordingly.

      2.3 Entire Agreement. This Amendment, together with the Purchase Agreement, sets forth the entire agreement and understanding among the parties as to the subject matter hereof and supersedes all prior discussions, agreements and understandings of any and every nature among them.

      2.4 Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the choice of law provisions thereof.

      2.5 Counterparts. This Amendment may be executed in counterparts and the signature pages may be combined to create a document binding on all of the parties hereto.

      IN WITNESS WHEREOF, Buyer and the Stockholder have caused their duly authorized representatives to execute this Amendment No. 1 to Stock Purchase Agreement as of the date first written above.

                          STOCKHOLDER:

                          Apex Acquisitions, Inc.,
                          a Delaware corporation



                          By:
                             ------------------------------------------------
                             Christopher Canfield, Chief Executive Officer


                          BUYER:

                          Rapid Link, Incorporated,
                          a Delaware corporation



                          By:
                             ------------------------------------------------
                             John Jenkins, Chief Executive Officer